EXHIBIT 10.5

                            SHARE PURCHASE AGREEMENT

 THIS AGREEMENT made the 22nd day of December, 2004.

 BETWEEN:

                  2058168 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario (the "Vendor")

                                     - and-

                  XTRA-GOLD RESOURCES CORP., a corporation incorporated under the laws of the State of Nevada (the "Xtra-Gold")

WHEREAS under the authority of an extraordinary resolution ("Extraordinary Resolution") of the holders of Debentures (as defined below) of AAGM (as defined below), the Vendor has been appointed as the "Replacement Note Trustee" under that certain Amended and Restated Note Indenture originally dated October 9, 1996 between Akrokeri-Ashanti Gold Mines Inc. ("AAGM") and CIBC Mellon Trust Company;

AND WHEREAS the Vendor now owns, as a result of certain foreclosure proceedings undertaken by the Vendor for and on behalf of the holders of the 14% redeemable, convertible secured debentures of AAGM (the "Debentures"), those securities and that certain indebtedness listed in Appendix A attached hereto (the "Purchased Securities") in the capital of Goldenrae Mining Company Limited Limited ("Gondenrae"), as trustee for the holders of Debentures;

AND WHEREAS as contemplated by Section 9 of the Extraordinary Resolution, the Vendor and the Purchaser have agreed to enter into this Agreement;

AND WHEREAS the Vendor has agreed to sell and the Purchaser has agreed to purchase all of the Purchased Securities on the terms and conditions hereinafter set out.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements herein contained, it is agreed by and between the parties hereto as follows:

1        Purchase and Sale of the Purchased Securities


1.1 Subject to the terms and conditions of this agreement, the Vendor hereby sells, assigns and transfers unto the Purchaser and the Purchaser hereby purchases from the Vendor the Purchased Securities in consideration for the allotment issue by the Purchaser to the Vendor of Two Million Ninety-Eight Thousand Three Hundred and Fifty (2,098,350) shares of fully paid and non-assessable common stock ("Common Shares") of the Purchaser.

2        Representations and Warranties

2.1      The Vendor hereby represents and warrants as follows:

         (a) the Vendor has all necessary power and capacity to enter into this agreement and to carry out its obligations hereunder and this agreement has been duly authorized, executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor; and

         (b) all necessary corporate actions and proceedings have been taken by the Vendor to permit the sale of the Purchased Securities to the Purchaser.

2.2      The Purchaser hereby represents and warrants as follows:

         (a) the Purchaser has all necessary power and capacity to enter into this agreement and to carry out its obligations hereunder and this agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser; and

         (b) all necessary corporate actions and proceedings have been taken by the Purchaser to permit the due and valid purchase of the Purchased Securities from the Vendor.

2.3      Xtra-Gold hereby represents and warrants as follows:

         (a) Xtra-Gold has all necessary power and capacity to enter into this agreement and to carry out its obligations hereunder and this agreement has been duly authorized, executed and delivered by the Xtra-Gold and constitutes a legal, valid and binding obligation of Xtra-Gold; and

         (b) all necessary corporate actions and proceedings have been taken by Xtra-Gold to consummate the transaction contemplated hereunder.

2.4 The Purchaser acknowledges and confirms that the Purchased Securities are being sold to the Purchaser by the Vendor on an "as is where is" basis.

3        Covenants

3.1 The Vendor shall do, or cause to be done, all acts, deeds and things necessary to complete the transaction of purchase and sale of the Purchased Securities herein provided for so that following closing the Purchaser shall be the registered owner of such Purchased Securities.

3.2 The Vendor acknowledges that the Common Shares will not be registered under the U.S. Securities Act of 1933, as amended, and will be subject to resale restrictions.

4        Closing

4.1 The closing of the purchase and sale of the Purchased Securities shall take place contemporaneously with the execution of this agreement. The actual time when such closing is to take place is herein referred to as the "Time of Closing".

4.2 At the Time of Closing, the Vendor shall deliver to the Purchaser certificates representing the Purchased Securities duly endorsed in blank for transfer, or accompanied by duly executed stock transfer powers in respect of such shares, and will cause the transfer of the Purchased Securities to be duly and regularly recorded in the name of the Purchaser against the delivery by the Purchaser to the Vendor of 2,098,350 Common Shares in the capital of the Purchaser in accordance with Section 4.3 hereof.

4.3 At or prior to the Time of Closing, the Vendor shall provide the Purchaser and Xtra-Gold with a direction providing for the issue and allotment of the Common Shares referred to in Section 4.2 hereof to the holders of the Debentures, pro-rata such shares to be fully paid and non-assessable, and the Purchaser shall deliver to the Vendor certificates representing such Common Shares. Immediately after receipt of the Common Shares, the Vendor agrees to distribute same to the holders of the Debentures as per their entitlement thereto.

5        General

5.1 The covenants, representations and warranties herein contained shall survive the closing of the purchase and sale of the Purchased Securities herein provided for and notwithstanding such closing, shall continue in full force and effect for the respective benefit of the Purchaser and the Vendor, as the case may be.

5.2 This agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

5.3 This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

5.4 The provisions of this agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective legal personal representatives, heirs, successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and date first above written.

                                        2058168 ONTARIO INC.


                                        Per: /s/ Bryon Mackie
                                                 Bryon Mackie, President

                                        XTRA-GOLD RESOURCES CORP.

                                        Per: /s/ Paul Zyla
                                                 Paul Zyla, President

                                   Appendix A

1. Certificate A-002 representing 2,000,000 Class "A" shares of no par value in the capital of Goldenrae;

2. Certificate A-003 representing 33,000,000 Class "A" shares of no par value in the capital of Goldenrae;

3. Certificate C-001 representing 1 Class "A" share on no par value n the capital of Goldenrae; and

4. Promissory note dated September 28, 2001 issued by Goldenrae in favour of AAGM in the face amount of US$4,706,150.